Exhibit 10.1
*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
LICENSE AND SETTLEMENT AGREEMENT
     THIS LICENSE AND SETTLEMENT AGREEMENT (this “Agreement”) dated as of May 4, 2010 (the “Effective Date”) is entered into between Medicis Pharmaceutical Corporation, a Delaware corporation with an address at 7720 North Dobson Road, Scottsdale, Arizona 85256 on behalf of itself and its Affiliates (collectively, “Medicis”), and Ranbaxy Inc., a Delaware corporation, with an address at 600 College Road East, Princeton, New Jersey 08540 and Ranbaxy Laboratories Limited, a corporation organized under the laws of the Republic of India with an address at Plot 90, Sector 32, Gurgaon (Haryana) India – 122001, on behalf of themselves and their respective Affiliates (collectively, “Ranbaxy”).
     WHEREAS, Medicis is the owner of the Patent Rights (as defined below) and Medicis has asserted various claims and causes of action against Ranbaxy in an action captioned Medicis Pharmaceutical Corp. v. Ranbaxy Inc. et al., Civil Action No. 09-CV-435-JJF (consolidated with Medicis Pharmaceutical Corp. v. Mylan, Inc. et al., Civil Action No. 09-CV-033-JJF), and Medicis Pharmaceutical Corp. v. Ranbaxy Inc. et al., Civil Action No. 10-120-JJF-MPT (collectively, the “Litigation”), which are pending in the United States District Court, District of Delaware (the “Court”); and
     WHEREAS, the parties desire to settle the Litigation and Ranbaxy desires to receive, and Medicis desires to grant to Ranbaxy, (i) a covenant not to sue, (ii) a royalty-bearing license under the Patent Rights to develop, make, use, sell, offer for sale, market, promote, distribute, import and/or otherwise commercialize Current Generic Product and Future Generic Product (as each term is defined below), and (iii) and a royalty-bearing license under the Patent Rights to develop, make, use, sell, offer for sale, market, promote, distribute, import and/or otherwise commercialize Ranbaxy Product (as such term is defined below), all on the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. DEFINITIONS.
          1.1 “Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such entity, provided, however, that for purposes of this Agreement, Daiichi Sankyo Co., Ltd. (“Daiichi”), a corporation organized under the laws of Japan, and its direct subsidiaries, excluding Ranbaxy, shall not be considered an Affiliate of Ranbaxy. An entity shall be regarded as in control of another entity if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other entity by any means whatsoever.

          1.2 “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which the state or federal courts located in the State of Delaware are authorized or obligated by law or executive order to be closed.
          1.3 “Confidential Information” means all non-public materials, information and data concerning the disclosing party and its operations that is disclosed by the disclosing party to the receiving party pursuant to this Agreement, orally or in written, electronic or tangible form, or otherwise obtained by the receiving party through observation or examination of the disclosing party’s operations. Confidential Information includes, but is not limited to, information about the disclosing party’s financial condition and projections; business, marketing or strategic plans; sales information, customer lists; price lists; databases; trade secrets; product prototypes and designs; techniques, formulae, algorithms and other non-public process information. Notwithstanding the foregoing, Confidential Information of a party shall not include that portion of such materials, information and data that, and only to the extent, the recipient can establish by written documentation: (a) is known to the recipient as evidenced by its written records before receipt thereof from the disclosing party, (b) is disclosed to the recipient free of confidentiality obligations by a Third Party who has the right to make such disclosure without obligations of confidentiality, (c) is or becomes part of the public domain through no fault of the recipient, or (d) the recipient can reasonably establish is independently developed by persons on behalf of recipient without the use of the information disclosed by the disclosing party. The identity of the Designated Strengths (as defined in Section 1.17) that are not already part of the public domain shall be the Confidential Information of Medicis until such time that the identity of such Designated Strength(s) become a part of the public domain.
          1.4 “Current Generic Products” means, regardless of whether a product is considered generic (including, without limitation, authorized generic), branded, private-labeled or otherwise, a product that is bioequivalent to (or in the case of an authorized generic, the same as) one of the Current Solodyn Products and has the same strength and dosage form as one of the Current Solodyn Products.
          1.5 “Current Solodyn Products” means the Solodyn® products listed on Exhibit B.
          1.6 “Current Strengths Trigger Date” means with respect to a Current Generic Product, on a Current Generic Product-by-Current Generic Product basis, the earliest of:
               (a) November ***, 2011;
               (b) ***; or
               (c) ***
***
***
          1.7 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

          1.8 “Future Generic Products” means, ***
          1.9 “Future Solodyn Products” means (a) the 65 mg and 115 mg dosage strengths of the Solodyn-branded minocycline products that were previously approved by the FDA under the Medicis NDA, and (b) all other dosage strengths of the Solodyn-branded minocycline products that are approved by the FDA under the Medicis NDA after the Effective Date.
          1.10 “Future Strengths Trigger Date” means, with respect to a Future Generic Product for which Ranbaxy has an approved ANDA, on a Future Generic Product-by-Future Generic Product basis, the earliest of:
               (a) ***; or
               (b) ***
***
***
          1.11 “GAAP” means generally accepted accounting principles in effect in the United States from time to time, as consistently applied by Ranbaxy.
          1.12 “Medicis NDA” means the New Drug Application #50-808 and any supplements or amendments thereto.
          1.13 “Net Profit” means, with respect to a calendar quarter, Net Sales of Current Generic Product or Future Generic Product, as applicable, during such calendar quarter, less Ranbaxy’s fully-burdened cost to manufacture such Current Generic Product or Future Generic Product, less ***.
          1.14 “Net Sales” means, for the applicable period of calculation, the aggregate gross revenues derived by or payable to Ranbaxy and its Affiliates from or on account of the sale of Ranbaxy Product, Current Generic Product and Future Generic Product, less the sum of the following items, all of which must directly relate to the sale and distribution of Ranbaxy Product, Current Generic Product, or Future Generic Product: *** (all such amounts determined in accordance with GAAP applied in a manner consistent with past practices of Ranbaxy). Subsections (a) through (d) shall be collectively referred to as “Deductions”.
          1.15 “Patent Rights” means (a) the patents and patent applications listed on Exhibit A to this Agreement, (b) all patents and patent applications that (i) claim or cover a Current Solodyn Product or Future Solodyn Product or the manufacture or use of such product and (ii) Medicis owns or controls as of the Effective Date or anytime thereafter; (c) all divisions, continuations, continuations-in-part, that claim priority to, or common priority with, the patent applications described in clauses (a) and (b) above or the patent applications that resulted in the patents described in clauses (a) and (b) above, and (d) all patents that have issued or in the future issue from any of the foregoing patent applications, including utility, model and design patents and certificates of invention, together with any reissues, reexaminations, renewals, extensions or additions thereto.
          1.16 “Ranbaxy NDA” means the New Drug Application seeking approval to market the Ranbaxy Product ***
          1.17 “Ranbaxy Product” means ***
          1.18 “Ranbaxy Product Trigger Date” means, with respect to a Ranbaxy Product, the later of (a) August ***, 2011 or (b) the date of first commercial sale in the United States of such Ranbaxy Product to a Third Party that is not an Affiliate of Ranbaxy after the FDA has approved the NDA for such Ranbaxy Product.
          1.19 “Third Party” means any person or entity other than Medicis or Ranbaxy.
          1.20 “United States” means the United States of America, including its territories and possessions, but excluding direct sales by Ranbaxy into the Commonwealth of Puerto Rico, provided, however, that transportation of product to a customer’s warehouse located in the Commonwealth of Puerto Rico at the direction of such customer located outside of the Commonwealth of Puerto Rico shall not constitute a direct sale by Ranbaxy.
     2. RELEASE; PERMANENT INJUNCTION.
          2.1 Prior to Trigger Dates.
               (a) Commencing on the Effective Date and continuing until the occurrence of the Current Strengths Trigger Date for a Current Generic Product, on a Current Generic Product-by-Current Generic Product basis, Ranbaxy shall not, and shall not directly or indirectly encourage or assist any Third Party, to sell, offer for sale, distribute, promote, market or otherwise commercialize such Current Generic Product. ***
               (b) Commencing on the Effective Date and continuing until the occurrence of the Future Strengths Trigger Date for a Future Generic Product, on a Future Generic Product-by-Future Generic Product basis, Ranbaxy shall not, and shall not directly or indirectly encourage or assist any Third Party, to sell, offer for sale, distribute, promote, market or otherwise commercialize such Future Generic Product. ***
               (c) Commencing on the Effective Date and continuing until the occurrence of the Ranbaxy Product Trigger Date for a Ranbaxy Product, on a Ranbaxy Product-by-Ranbaxy Product basis, Ranbaxy shall not, and shall not directly or indirectly encourage or assist any Third Party, to sell, offer for sale, distribute or otherwise commercialize such Ranbaxy Product. ***
               (d) ***
               (e) ***

          2.2 Validity of Patent Rights. Ranbaxy hereby admits that the claims of the Patent Rights are valid and enforceable ***. Ranbaxy hereby admits that the making, using, offering to sell, selling, importation and/or distribution into the United States of a Ranbaxy Product, Current Generic Product or a Future Generic Product, in each case are covered by one or more claims of the Patent Rights under 35 U.S.C. § 271. The foregoing admission shall be binding on Ranbaxy and admissible against Ranbaxy in any dispute or litigation between the parties regarding the Patent Rights, and Ranbaxy will not challenge any such admission. *** Solely with respect to Ranbaxy Product, Current Generic Product, or Future Generic Product, Ranbaxy shall not assist any Third Party in an action to invalidate or render unenforceable any of the Patent Rights, and Ranbaxy shall not disclose any of its proprietary or confidential information relating to the validity or enforceability of any of the Patent Rights, except to the extent required by court order or other applicable law.
          2.3 Consent Judgment for Permanent Injunction. Upon the Effective Date, Medicis and Ranbaxy have caused to be completed and executed a Consent Judgment and Permanent Injunction in the form attached hereto as Exhibit C, and Medicis, with Ranbaxy’s agreement, shall file with and move the Court within *** following the Effective Date for the entry of the Consent Judgment and Permanent Injunction. ***
          2.4 Mutual Releases. Consistent with the representations, warranties and covenants made in this Agreement, as of the Effective Date Ranbaxy and each of its predecessors, successors, parents, subsidiaries, Affiliates, divisions, general partners, limited partners, and assigns (collectively, the “Ranbaxy Releasees”), fully, finally and forever release, relinquish, acquit, and discharge Medicis and each of its respective predecessors, successors, parents, subsidiaries, Affiliates, divisions, general partners, limited partners, and assigns, (collectively, the “Medicis Releasees”) of and from, and covenant not to sue, not to assign to any other entity a right to sue, and not to authorize any other entity to sue, any Medicis Releasee for, any and all claims, counterclaims, defenses, demands, causes of action, suits, damages, debts, liabilities, obligations, rights, and set-offs of any and all kind or description whatsoever, including federal or state antitrust or unfair competition law claims relating to the manufacture, use, sale, offer for sale or distribution of Current Solodyn Products, Future Solodyn Products, Current Generic Products, Future Generic Products and/or Ranbaxy Products or the obtaining or enforcing of intellectual property or rights relating to Current Solodyn Products, Future Solodyn Products, Current Generic Products, Future Generic Products and/or Ranbaxy Products including costs, expenses, and attorneys’ fees related thereto or arising therefrom (collectively, “Losses”), known or unknown, suspected or unsuspected, asserted or unasserted, in law or equity, on which no judgment has yet been rendered, in each case prior to the Effective Date that could have been, are or were asserted in connection with (i) Ranbaxy’s ANDA for a Current Generic Product or Future Generic Product, (ii) Ranbaxy’s NDA, or (iii) the Litigation or that arise out of any claim, counterclaim, affirmative defense, act, transaction, series of transactions, fact, omission, or matter that could have been, is or was the subject matter of (i) Ranbaxy’s ANDA for a Current Generic Product or Future Generic Product, (ii) Ranbaxy’s NDA, or (iii) the Litigation (collectively, “Acts”). Consistent with the representations, warranties and covenants made in this Agreement, as of the Effective Date, Medicis and each of the other Medicis Releasees, fully, finally and forever release, relinquish, acquit, and discharge the Ranbaxy Releasees of and from, and covenant not to sue, not to assign to any other entity a right to sue, and not to authorize any other entity to sue, any Ranbaxy Releasee for, any and all Losses, known or unknown, suspected or unsuspected, asserted or unasserted, in law or equity, on which no judgment has yet been rendered, in each case prior to the Effective Date that could have been, are or were asserted in, or that arise out of any Acts.
          2.5 Filing of Agreement. Within ten (10) business days after the Effective Date, the Parties shall each submit this Agreement to the U.S. Federal Trade Commission (“FTC”) and U.S. Department of Justice (the “DOJ”) pursuant to Section 1112 of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003. The Parties shall promptly in good faith coordinate the foregoing filings and respond promptly in good faith to any requests for additional information made by either of such agencies.
     3. LICENSE
          3.1 License Grants.
               3.1.1 Medicis hereby covenants that it will not sue, assert any claim or counterclaim against, otherwise participate in any action or proceeding against Ranbaxy or any of its shareholders, Affiliates, licensees, sublicensees, customers, suppliers, importers, manufacturers, distributors, insurers, or any heirs, administrators, executors, predecessors, successors, or assigns of the foregoing, or cause or authorize any person or entity to do any of the foregoing, in each case claiming or otherwise asserting that Ranbaxy’s manufacture, use, sale, offer for sale, or importation of the Ranbaxy Product, Ranbaxy’s Current Generic Product, and Ranbaxy’s Future Generic Product to the extent the same is within the scope of the licenses granted under this Agreement infringes the Patent Rights, provided that Ranbaxy remains in compliance with the terms of this Agreement.
               3.1.2 Subject to the terms and conditions of this Agreement, and effective on the applicable Current Strengths Trigger Date for each applicable Current Generic Product, Medicis hereby grants to Ranbaxy and its Affiliates a non-exclusive, non-transferable, non-sublicensable, royalty-bearing right and license under the Patents Rights to sell, offer for sale, distribute and/or otherwise commercialize the applicable Current Generic Product in the United States, provided, however, that, effective as of the Effective Date, Ranbaxy shall have the limited right and license under the Patent Rights to develop, make, have made, import, store, handle and transport (but not sell or offer for sale) in the United States amounts of Current Generic Product for Ranbaxy’s good faith preparation for, and in anticipation of, the applicable Current Strengths Trigger Date, subject to Ranbaxy’s compliance with the restrictions contained herein until the applicable Current Strengths Trigger Date. For the sake of clarity, indirect sales of Current Generic Product into the Commonwealth of Puerto Rico shall not constitute a breach of this Agreement, including, without limitation, transportation of such Current Generic Product to a customer’s warehouse located in Puerto Rico at the direction of such customer located outside of the Commonwealth of Puerto Rico.
               3.1.3 Subject to the terms and conditions of this Agreement, and effective on the applicable Future Strengths Trigger Date for each applicable Future Generic Product for which Ranbaxy has an approved ANDA, Medicis hereby grants to Ranbaxy and its Affiliates a non-exclusive, non-transferable, non-sublicensable, royalty-bearing right and license under the Patents Rights to sell, offer for sale, distribute and/or otherwise commercialize in the

United States the applicable Future Generic Product for which Ranbaxy has an approved ANDA, provided, however, that, effective as of the Effective Date, Ranbaxy shall have the limited right and license under the Patent Rights to develop, make, have made, import, store, handle and transport (but not sell or offer for sale) in the United States amounts of Future Generic Product for Ranbaxy’s good faith preparation for, and in anticipation of, the applicable Future Strengths Trigger Date, subject to Ranbaxy’s compliance with the restrictions contained herein until the applicable Future Strengths Trigger Date. For the sake of clarity, indirect sales of Future Generic Product into the Commonwealth of Puerto Rico shall not constitute a breach of this Agreement, including, without limitation, transportation of such Current Generic Product to a customer’s warehouse located in Puerto Rico at the direction of such customer located outside of the Commonwealth of Puerto Rico.
               3.1.4 Subject to the terms and conditions of this Agreement, and effective on the Ranbaxy Product Trigger Date for each applicable Ranbaxy Product, Medicis hereby grants to Ranbaxy, including it’s Affiliates, a non-exclusive, non-transferable (except in the event of the sale of all assets related to the Ranbaxy Product or all of the stock of Ranbaxy or an Affiliate which holds all of the assets related to the Ranbaxy Product), royalty-bearing right and license under the Patents Rights to sell, offer for sale, distribute and/or otherwise commercialize in the United States such Ranbaxy Product. For the sake of clarity, indirect sales of Ranbaxy Product into the Commonwealth of Puerto Rico shall not constitute a breach of this Agreement, including, without limitation, transportation of such Current Generic Product to a customer’s warehouse located in Puerto Rico at the direction of such customer located outside of the Commonwealth of Puerto Rico.
               3.1.5 Except as provided in Section 3.1.6, during each twelve (12) month period following the Ranbaxy Product Trigger Date and each anniversary thereof (each a “Ranbaxy Product Year”) until ***, the license provided under Section 3.1.4 shall only grant Ranbaxy rights to sell the aggregate *** of Ranbaxy Product set forth in the table below, provided, however, that following ***, the limits on the *** of Ranbaxy Product Ranbaxy can sell under the license provided under Section 3.1.4 shall no longer apply. During the applicable Ranbaxy Product Year, Ranbaxy shall not sell or distribute (and shall not authorize or assist any Third Party to sell or distribute) amounts of Ranbaxy Product in excess of the following aggregate amounts for all Ranbaxy Product.
***
Upon written request of Medicis, Ranbaxy shall provide to Medicis certification and/or such information as Medicis requests as reasonably necessary to confirm that any product that Ranbaxy purports to be a Ranbaxy Product satisfies the definition of “Ranbaxy Product” as set forth in Section 1.17. By way of example, but not limitation, Medicis shall have the right to request, and Ranbaxy shall provide, copies of any NDA (or amendment or supplement to an existing NDA) submitted by Ranbaxy to the FDA with respect to any such purported Ranbaxy Product. All such information provided by Ranbaxy to Medicis hereunder shall be the Confidential Information of Ranbaxy.
               3.1.6 In the event that after the Ranbaxy Product Trigger Date but before the end of ***, a Third Party *** (“Third Party *** Sale”), the volume limitations set forth in section 3.1.5 shall no longer apply, provided, however, that if such Third Party *** Sale is not pursuant to a license agreement with, or otherwise under authorization by, Medicis in existence as of the date of such Third Party *** Sale, the volume limitations set forth in section 3.1.5 shall remain in effect until at least *** after the date Ranbaxy provides to Medicis written notice of such Third Party *** Sale if Medicis provides Ranbaxy with written notice within *** after receipt of such written notice from Ranbaxy regarding the Third Party *** Sale of Medicis’ intent to: (i) seek Judicial Relief, or (ii) enter into an agreement with the Third Party, in either or both cases to prohibit further Third Party *** Sales in the United States by the Third Party. In the event that Medicis obtains Judicial Relief or an agreement with the Third Party, either or both within *** after receipt of such notice from Ranbaxy regarding the Third Party *** Sale that restrains further Third Party *** Sales by the Third Party, then for purposes of this Section 3.1.6 no Third Party *** Sale shall have occurred.
          3.2 Prior to Trigger Dates. During the term of this Agreement, subject to Section 2.1, Ranbaxy shall not sell, offer for sale, market, promote or distribute any Ranbaxy Product, Current Generic Product or Future Generic Product until, as the case may be, the applicable Ranbaxy Product Trigger Date, Current Strength Trigger Date or Future Strength Trigger Date in accordance with the terms of this Agreement.
          3.3 ***
          3.4 No Licenses. Except as otherwise provided herein, nothing in this Agreement shall be construed as: (a) an obligation to bring or prosecute actions or suits against Third Parties for infringement of any patent, whether within the Patent Rights or otherwise; (b) conferring a right to use in advertising, publicity, promotion or otherwise any trademark or trade name of Medicis; or (c) granting by implication, estoppel or otherwise, any licenses or rights under the Patent Rights or any other patents. For the avoidance of doubt, nothing in this Agreement grants to Ranbaxy or its Affiliates any right to use, and Ranbaxy and its Affiliates shall not use (and shall not authorize or assist any Third Party to use), the names or trademarks of Medicis (including without limitation “Medicis” and “Solodyn®”) in connection with the promotion, manufacture, marketing, sale or distribution of the Ranbaxy Product, except to the extent required by law.
          3.5 Right of First Offer.
               (a) In the event that Ranbaxy or its Affiliates (i) elect to sell, license or otherwise transfer to a Third Party any of the rights to the Ranbaxy Product, excluding only a transaction that consists of the sale of all or substantially all of the assets of Ranbaxy or its Affiliate holding such rights (unless the only asset or Primary Asset of such Affiliate are rights to the Ranbaxy Product), or (ii) elect not to launch or elect to otherwise discontinue the sale of Ranbaxy Product, then Ranbaxy shall notify Medicis in writing. Ranbaxy hereby grants to Medicis for a period of *** following the date Medicis receives such notice from Ranbaxy (the “Negotiation Period”), the exclusive right to negotiate with Ranbaxy to exclusively license or acquire such rights. ***
               (b) During the applicable Negotiation Period (i) Ranbaxy shall provide to Medicis such information and documents (including regulatory and technical information) as reasonably necessary for Medicis to evaluate the Ranbaxy Product and (ii) the parties shall negotiate in good faith and attempt to reach mutual agreement on commercially reasonable terms and conditions for such license or acquisition. If the parties are unable to agree upon such terms and conditions during the applicable Negotiation Period, then Ranbaxy shall not grant to any Third Party a license or otherwise sell or transfer such rights on terms and conditions that are more favorable to such Third Party than those last offered to Medicis unless Ranbaxy first offers to Medicis the right, for a period of not less than ***, to accept those more favorable terms and conditions and Medicis fails to accept such terms and conditions during such *** period.
               (c) If Ranbaxy sells, licenses or transfers the rights to the Ranbaxy Product to a Third Party, then such agreement shall be subject to the provisions of Section 2.2 with respect to the Ranbaxy Product.
     4. ROYALTIES
          4.1 Payment.
               4.1.1 Subject to the terms and conditions of this Agreement, within *** following the end of each calendar quarter during the term of this Agreement, Ranbaxy shall pay to Medicis in U.S. dollars (i) a royalty of *** of Net Sales of the Ranbaxy Product during such calendar quarter, (ii) a royalty of *** of Net Profit of the Current Generic Product during such calendar quarter, and (iii) a royalty of *** of Net Profit of the Future Generic Product during such calendar quarter. All payments shall be made by wire transfer in US Dollars to such bank account as may be designated from time-to-time by Medicis in writing to Ranbaxy. In the event that an unaffiliated Third Party enters the United States market with an AB-Rated generic version of the Ranbaxy Product, then Ranbaxy shall provide to Medicis written notice of the sale of such AB-Rated generic version of the Ranbaxy Product by such Third Party. In the event that Medicis is unable to obtain either Judicial Relief or an agreement with the Third Party, either or both within *** after receipt of such written notice from Ranbaxy regarding the sale of such AB-Rated generic version of the Ranbaxy Product that restrains further sales of such AB-Rated generic version of the Ranbaxy Product by the Third Party in the United States, then if Ranbaxy launches an authorized generic version of the Ranbaxy Product, the royalty payable on such sales of authorized generic Ranbaxy Product shall be *** of Net Profit. For the sake of clarity, in the event Ranbaxy launches an authorized generic Ranbaxy Product but continues to sell a branded Ranbaxy Product, Ranbaxy shall continue to pay a royalty of *** of Net Sales on sales of branded Ranbaxy Product.
               4.1.2 Within *** following the end of each calendar quarter in which the Ranbaxy Product, Current Generic Product or Future Generic Product is sold during the term of this Agreement, Ranbaxy shall provide to Medicis a written estimate of the royalty amount that will be payable for each product for such calendar quarter in accordance with Section 4.1.1. Within *** following the end of each calendar quarter in which the Ranbaxy Product, Current Generic Product or Future Generic Product is sold during the term of this Agreement, Ranbaxy shall provide to Medicis a written report stating the number and description of all Ranbaxy Product, Current Generic Product or Future Generic Product sold during the relevant calendar quarter; the gross sales associated therewith; the calculation of Net Sales thereon, including without limitation the amount of any Deductions; and the royalties that will be payable for such calendar quarter in accordance with Section 4.1.1.
               4.1.3 Any late payments shall bear interest at the lower of (a) *** per annum, or (b) the maximum rate allowed by law, commencing on the date payment is due.
          4.2 Taxes. Ranbaxy shall be responsible for and may withhold from payments made to Medicis under this Agreement any taxes required to be withheld by Ranbaxy under applicable law. Accordingly, if any such taxes are levied on such payments due hereunder (“Withholding Taxes”), Ranbaxy shall (i) deduct the Withholding Taxes from the payment amount, (ii) pay all applicable Withholding Taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to Medicis within *** following the applicable tax payment.
          4.3 Audit Rights. On no less than *** notice from Medicis, Ranbaxy shall make available for inspection during normal business hours by an independent auditor selected by Medicis and reasonably acceptable to Ranbaxy all records, books of account, information and data concerning (a) Net Sales pursuant to this Agreement for the purpose of an audit to determine the accuracy of the reports delivered and amounts paid by Ranbaxy pursuant to Section 4.1 and (b) Ranbaxy’s compliance with Section 3.1.5 of this Agreement. Upon reasonable belief of discrepancy or dispute, Medicis’ external auditors shall be entitled to take copies or extracts from such records, books of account, information and data (but only to the extent related to the contractual obligations set out in this Agreement) during any review or audit. Medicis shall be solely responsible for its costs in making any such audit, unless Medicis identifies a discrepancy in favor of Ranbaxy in the calculation of the Net Sales and royalties paid to Medicis under this Agreement in any calendar year from those properly payable for that calendar year of *** or greater, in which event Ranbaxy shall be solely responsible for the reasonable cost of such audit and pay Medicis any underpayment.
     5. TERM AND TERMINATION.
          5.1 Term. Subject to Section 5.2, this Agreement, shall expire on the expiration of the last to expire of the Patent Rights; provided, however, that if at any time during the Term there are no valid, issued patents within the Patent Rights, but there are at such time pending patent applications within the Patent Rights, then subject to the terms and conditions of this Agreement, the term of this Agreement shall continue for the pendency of such pending patent applications.
          5.2 Termination for Cause. Either party may terminate this Agreement upon or after the material breach of any material provision of this Agreement by the other party if the other party has not cured such breach within *** after receipt of express written notice thereof by the non-breaching party. If this Agreement is terminated prior to expiration of the last to expire of the Patent Rights, Ranbaxy shall not make, have made, use, sell, offer for sale, import or distribute Ranbaxy Product, Current Generic Product or Future Generic Product until the expiration of the last to expire of the Patent Rights.

          5.3 Termination for Challenge. Except as expressly permitted in Section 2.2 above, Medicis shall have the right to immediately terminate this Agreement at any time after the Effective Date in the event Ranbaxy or any of its Affiliates contests or challenges, or supports or assists any Third Party to contest or challenge, with the patent office or any court, regulatory agency or other forum, Medicis’ ownership of or rights in, or the validity, enforceability or scope of, any of the Patent Rights, solely with respect to Ranbaxy Product, Current Generic Product or Future Generic Product.
          5.4 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 2.1, 2.2, 3.3, 4.3, 5.2, 5.4, 6, 7.4, 8 and 9 shall survive the expiration or termination of this Agreement. No other provisions shall survive expiration or termination of this Agreement.
     6. CONFIDENTIALITY.
          6.1 Confidentiality. Until the expiration or earlier termination of this Agreement, and for a period of *** following the expiration or earlier termination hereof or thereof, except with respect to any Confidential Information constituting a trade secret in which case the receiving party’s obligation continues in perpetuity, provided such receiving party has been informed as to the status of such Confidential Information as a trade secret, each party shall maintain in confidence all Confidential Information disclosed by the other party and the terms of this Agreement, and shall not use, grant the use of or disclose to any Third Party the Confidential Information of the other party other than as expressly permitted hereby. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information or the terms of this Agreement. Without limiting the generality of the foregoing, Ranbaxy shall not disclose to any Third Party the Designated Strengths that are not part of the public domain and Ranbaxy shall not use the knowledge of the Designated Strengths that are not part of the public domain for any purpose (including without limitation, filing an NDA or ANDA, or filing an amendment or supplement to an existing NDA or ANDA) other than for the sole purpose of ensuring that the Ranbaxy Products do not have strengths identical to any of the Designated Strengths. Notwithstanding the foregoing, Ranbaxy may continue ongoing development and shall be permitted to file an ANDA for any of the Designated Strengths that were identified and/or or were in development by Ranbaxy prior to the Effective Date, as may be evidenced by the written records of Ranbaxy.
          6.2 Permitted Disclosures. Either party may disclose Confidential Information of the disclosing party (a) on a need-to-know basis, to such party’s directors, officers and employees to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement, and (b) to those agents and consultants, and contract manufacturers who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided such Permitted Recipients are bound to maintain such Confidential Information in confidence at least to the same extent as set forth in Section 6.1.
          6.3 Litigation and Governmental Disclosure. Each party may disclose Confidential Information of the other party to the extent such disclosure is reasonably necessary for prosecuting or defending litigation or complying with a court order or applicable law, governmental regulations or investigation, provided that if a party is required by court order, law or regulation to make any such disclosure of the other party’s Confidential Information it will give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.
          6.4 Publicity. Except as expressly authorized hereunder, neither party shall make any publicity releases, interviews or other dissemination of information concerning this Agreement or its terms, or either party’s performance hereunder, to communication media, financial analysts or others without the prior written approval of the other party, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in this Agreement, the parties understand and agree that either party, may, if so required, disclose some or all of the information included in this Agreement or other Confidential Information of the other party (a) in order to comply with its obligations under the law, including the United States Securities Act of 1933 and the United States Securities Exchange Act of 1934 (or the applicable ex-U.S. equivalent); (b) in order to comply with the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or New York Stock Exchange or other similar laws of a governmental authority; (c) to respond to an inquiry of a governmental authority or regulatory authority as required by law; or (d) in a judicial, administrative or arbitration proceeding. In any such event the party making such disclosure shall (i) provide the other party with as much advance notice as reasonably practicable of the required disclosure, (ii) cooperate with the other party in any attempt to prevent or limit the disclosure, and (iii) limit any disclosure to the specific purpose at issue. In connection with any filing of a copy of this Agreement with the Securities and Exchange Commission, the filing party shall endeavor to obtain confidential treatment of economic and trade secret information, and shall keep the other party informed as the planned filing (including, but not limited to providing the other party with the proposed filing reasonably in advance of making the planned filing) and consider the requests of the other party regarding such confidential treatment.
     7. REPRESENTATIONS AND WARRANTIES.
          7.1 Representations.
               7.1.1 Each party hereby represents and warrants as of the Effective Date to the other party that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
               7.1.2 ***
               7.1.3 ***

               7.1.4 ***
               7.1.5 ***
               7.1.6 ***
          7.2 Disclaimer of Warranties. Except for those warranties set forth in Section 7.1, neither party makes any warranty, written, oral, express or implied, with respect to this Agreement. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY BOTH PARTIES.
          7.3 Limitation of Liability. WITH THE EXCEPTION OF DAMAGES RESULTING FROM A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR ITS OBLIGATIONS UNDER SECTION 8 (INDEMNIFICATION), OR A BREACH BY RANBAXY OF SECTIONS 2.1 OR 2.2, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR LOSS OF USE OR PROFITS OR OTHER COLLATERAL, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH CLAIMS ARE FOUNDED IN TORT OR CONTRACT.
          7.4 Equitable Relief. Ranbaxy acknowledges and agrees that the obligations and undertakings of Ranbaxy pursuant to Sections 2.1 and 2.2 of this Agreement are reasonable and necessary to protect the legitimate interests of Medicis, that Medicis would not have entered into this Agreement in the absence of such provisions, and that Ranbaxy’s breach or threatened breach or failure to comply with such Sections 2.1 and 2.2, solely with respect to the Ranbaxy’s Current Generic Product and Future Generic Product, shall cause Medicis significant and irreparable harm, the amount of which shall be extremely difficult to estimate and ascertain, and for which money damages shall not be adequate. Ranbaxy further acknowledges and agrees that Medicis shall have the right, solely with respect to Ranbaxy’s Current Generic Product and Future Generic Product, to apply to any court of competent jurisdiction for an injunction order restraining any breach or threatened breach of Sections 2.1 or 2.2 of this Agreement and specifically enforcing the terms and provisions of such Sections of this Agreement, without the necessity of posting any bond or security, in addition to seeking any other remedy available to Medicis in law or equity, provided, however, that with respect to the Ranbaxy Product, Medicis shall have the right to apply to any court of competent jurisdiction for an injunction order restraining any demonstrated breach of Section 2.1 or 2.2 and specifically enforcing the terms and provisions of such Sections of this Agreement, subject to the posting of a bond or security, in addition to seeking any other remedy available to Medicis at law or equity, and provided, further, that Medicis shall only have the right to apply for an injunction or equitable relief, or otherwise assert damages, against Ranbaxy with respect to the applicable Ranbaxy Product alleged to be the subject of a breach.

     8. INDEMNIFICATION.
          8.1 Ranbaxy Indemnification. Ranbaxy shall indemnify, defend and hold harmless Medicis, its directors, managers, members, officers, employees, authorized subcontractors and agents (collectively the “Medicis Indemnified Parties”) from and against any and all liabilities, obligations, penalties, judgments, disbursements of any kind and nature, losses, damages, costs and expenses (including, without limitation, reasonable attorney’s fees and costs) (collectively, “Losses”) incurred as a result of any claims, demands, actions or other proceedings by a Third Party against an Indemnified Party to the extent arising out of (a) Ranbaxy’s breach of any representation, warranty or covenant under this Agreement, except to the extent that such Losses arise out of Medicis’ breach of any representation, warranty or covenant under this Agreement, ***
          8.2 Medicis Indemnification. (a) Medicis shall indemnify, defend and hold harmless Ranbaxy, its Affiliates, directors, managers, members, officers, employees, authorized subcontractors and agents (collectively the “Ranbaxy Indemnified Parties”) from and against any and all Losses incurred as a result of any claims, demands, actions or other proceedings by a Third Party against an Indemnified Party to the extent arising out of Medicis’ breach of any representation, warranty or covenant under this Agreement, except to the extent that such Losses arise out of Ranbaxy’s breach of any representation, warranty or covenant under this Agreement.
          8.3 Obligations. A party which intends to claim indemnification under this Section 8 (the “Indemnified Party”) shall promptly notify the other party (the “Indemnifying Party”) in writing of any claim, demand, action, or other proceeding in respect of which the Indemnified Party intends to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall permit the Indemnifying Party, at its discretion, to settle any such action, claim or other matter. Notwithstanding the foregoing, the Indemnifying Party shall not enter into any settlement that would adversely affect the Indemnified Party’s rights hereunder, or impose any obligations on the Indemnified Party in addition to those set forth herein, in order for it to exercise such rights, without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation and defense of any claim, demand, action, or other proceeding covered by the indemnification obligations of this Section 8. The Indemnified Party shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.
     9. GENERAL PROVISIONS.
          9.1 Notices. All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), or by overnight delivery with a reputable overnight delivery service, to the following address of the respective parties:

If to Medicis:	Medicis Pharmaceutical Corporation 7720 North Dobson Road Scottsdale, Arizona 85256 Attn: Chief Executive Officer Facsimile: 480-291-5175

with a copy to:	Medicis Pharmaceutical Corporation 7720 North Dobson Road Scottsdale, Arizona 85256 Attn: General Counsel Facsimile: 480-291-8508

If to Ranbaxy:	Ranbaxy Laboratories Limited Corporate Office, Plot 90, Sector 32 Gurgaon -122001 (Haryana), India Attn: Head – Global Legal Facsimile:

With a copy to:	Ranbaxy Inc. 600 College Road East Suite 2100 Princeton, New Jersey 08540 Attn: Legal Department Facsimile: (609) 720-1155
     Notices shall be effective on the day of receipt. A party may change its address listed above by notice to the other party given in accordance with this Section 9.1.
          9.2 Entire Agreement. The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein. This Agreement shall be binding on each of Ranbaxy and Medicis and their respective permitted successors and assigns.
          9.3 Waiver. None of the provisions of this Agreement shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by authorized agents of such party. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.
          9.4 Obligations to Third Parties. Each party warrants and represents that this Agreement does not conflict with any contractual obligations, expressed or implied, undertaken with any Third Party.

          9.5 Assignment. Neither party shall assign this Agreement or any part hereof or any interest herein (whether by operation of law or otherwise) to any Third Party (or use any subcontractor) without the written approval of the other party; provided, however, that either party may assign this Agreement without such consent (i) to any Affiliate; (ii) in the case of a merger, consolidation, change in control or sale of all or substantially all of the assets related to this Agreement, or (iii) in the case of a merger, consolidation, change in control or sale of all or substantially all of the assets or stock of Ranbaxy or an Affiliate, provided further that with respect to Ranbaxy, any such Affiliate or Third Party agrees to be bound by the terms and conditions of this Agreement including, without limitation, the provisions of Section 2.2. No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of its obligations hereunder. Any purported assignment in violation of this Section 9.5 shall be void.
          9.6 Governing Law. In any action brought regarding the validity, construction and enforcement of this Agreement, it shall be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of laws. The federal and state courts in the State of Delaware shall have jurisdiction over the parties hereto in all matters arising hereunder and the parties hereto agree that the venue with respect to such matters will be a state or federal court in the State of Delaware.
          9.7 Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.
          9.8 Headings, Interpretation. The headings used in this Agreement are for convenience only and are not part of this Agreement.
          9.9 Attorneys’ Fees. The prevailing party shall be entitled to attorneys’ fees and its litigation or related expenses in any suit or proceeding with respect to the interpretation or enforcement of this Agreement.
          9.10 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly-authorized representatives effective as of the Effective Date.

RANBAXY LABORATORIES LIMITED		MEDICIS PHARMACEUTICAL CORPORATION

By:		By:

	Name:		Name:
	Title:		Title:

RANBAXY INC.

By:

Name:

Title:

EXHIBIT A
Patent Rights

Issued Patents (all U.S.)	Pending Applications (all U.S.)
5,908,838	11/166,817
7,541,347	11/776,669
7,544,373	11/776,676
11/776,691
11/776,711
11/944,186
11/695,513
11/695,514
11/695,541
12/253,845

A-1

EXHIBIT B
Current Solodyn Products

PRODUCT	NDC
99207-0460-30
Solodyn 45mg	99207-0460-10
99207-0461-30
Solodyn 90mg	99207-0461-10
99207-0462-30
Solodyn 135mg	99207-0462-10

B-1

EXHIBIT C
Consent Judgment for Permanent Injunction
IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

MEDICIS PHARMACEUTICAL CORPORATION,	)

Plaintiff,	)
C.A. No. 09-033 (JJF)(LPS)
v.	)	C.A. No. 09-435 (JJF)
(Consolidated)
RANBAXY INC.; and	)
RANBAXY LABORATORIES LTD.	)
ET AL.	)

Defendants.	)
)
)
)
)
)
)
)
)

MEDICIS PHARMACEUTICAL CORPORATION,	)	C.A. No. 10-120 (JJF)(MPT)

Plaintiff,	)

v.	)

RANBAXY INC.; and	)
RANBAXY LABORATORIES LTD.	)

Defendants.	)
)
)
)
)
)
)
)

CONSENT JUDGMENT AND PERMANENT INJUNCTION
AS TO RANBAXY
          This matter is before the Court on the unopposed motion of Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) and Defendants Ranbaxy Inc. and Ranbaxy Laboratories Ltd. (collectively referred to herein as “Ranbaxy”).

          WHEREAS, this Consent Judgment and Permanent Injunction as to Ranbaxy concerns only Medicis’s claims against Ranbaxy and Ranbaxy’s counterclaims against Medicis in C.A. No. 09-435 (JJF) (which has been consolidated with C.A. No. 09-033 (JJF)), and C.A. No. 10-120 (JJF) (collectively referred to herein as the “Litigations”).
          WHEREAS, Medicis requests that this Consent Judgment and Permanent Injunction as to Ranbaxy be entered in the above-captioned cases, and Ranbaxy does not oppose Medicis’s request.
          WHEREAS, Medicis owns United States Patent No. 5,908,838 (“the ’838 patent”).
          WHEREAS, Ranbaxy submitted Abbreviated New Drug Application No. 91-118 (“Ranbaxy ANDA”) to the FDA under 21 U.S.C. § 355(j) seeking to obtain approval to commercially manufacture and sell generic minocycline HCl extended release tablets in its 135 milligram (“mg”) strength for the treatment of acne.
          WHEREAS, Ranbaxy submitted a supplement or amendment to the Ranbaxy ANDA (“Ranbaxy ANDA Supplement/Amendment”) to the FDA under 21 U.S.C. § 355(j) seeking to obtain approval to commercially manufacture and sell generic minocycline HCl extended release tablets in its 45 mg and 90 mg strengths for the treatment of acne.
          WHEREAS, in these Litigations, Medicis alleged that Ranbaxy infringed one or more of claims 3, 4, 12, and 13 of the ’838 patent under 35 U.S.C. § 271(e)(2) by virtue of Ranbaxy’s submission of the Ranbaxy ANDA and the Ranbaxy ANDA Supplement/Amendment to the FDA.

          WHEREAS, in these Litigations, Medicis alleged that it would be irreparably harmed if Ranbaxy is not enjoined from infringing or actively inducing or contributing to infringement of one or more of claims 3, 4, 12, and 13 of the ’838 patent.
          WHEREAS, in these Litigations, Medicis requested that this Court enter a permanent injunction enjoining Ranbaxy from infringing the ’838 patent.
          WHEREAS, Medicis and Ranbaxy have reached an agreement to finally settle these Litigations as set forth in this Consent Judgment and Permanent Injunction as to Ranbaxy and a separate confidential License and Settlement Agreement (“Settlement Agreement”) which is contemporaneously and separately being executed.
          WHEREAS, final settlement of these Litigations will help Medicis and Ranbaxy avoid the substantial uncertainty and risks involved with prolonged litigations.
          WHEREAS, final settlement of these Litigations will permit Medicis and Ranbaxy to save litigation costs, as well as adhere to the judicially recognized mandate that encourages the settlement of litigation whenever possible.
          WHEREAS, final settlement of these Litigations serves the public interest by saving judicial resources and avoiding the risks to each of Medicis and Ranbaxy associated with infringement.
          WHEREAS, Medicis and Ranbaxy each consent to personal jurisdiction in Delaware for purposes of enforcing the Settlement Agreement.

          IT IS HEREBY ORDERED, DECREED, and ADJUDGED as follows:
          1. The Court has jurisdiction over Medicis and Ranbaxy and the subject matter of these Litigations.
          2. Ranbaxy acknowledges Medicis’s ownership and standing to sue for infringement of United States Patent No. 5,908,838 (“the ‘838 patent”).
          3. Ranbaxy acknowledges that the ’838 patent is valid and enforceable, as described more fully in the Settlement Agreement.
          4. Ranbaxy acknowledges that the making, using, offering to sell, selling importation and/or distribution of the products that described in the Ranbaxy ANDA and the Ranbaxy ANDA Supplement/Amendment are covered by one or more claims of the ’838 patent under 35 U.S.C. § 271 and that Medicis did not authorize the manufacture, use, sale, offer for sale, importation and distribution of the product described in the Ranbaxy ANDA and the Ranbaxy ANDA Supplement/Amendment.
          5. As described more fully in the Settlement Agreement, Ranbaxy and its affiliates are permanently enjoined as of the date hereof from infringing the ’838 patent by the manufacture, use, offer to sell, sale, importation, or distribution of any current products, or future products having the same strength and dosage form of the current Solodyn® products, that are the subject of the Ranbaxy ANDA and the Ranbaxy ANDA Supplement/Amendment that is not pursuant to a license granted by Medicis, and from inducing others to infringe the ’838 patent by inducing others to manufacture, use, offer to sell, sale, import, or distribute any current products, or future products having the same strength and dosage form of the current Solodyn® products, that are the subject of the Ranbaxy ANDA and the Ranbaxy ANDA Supplement/Amendment that is not pursuant to a license granted by Medicis.

          6. Medicis acknowledges that Ranbaxy will maintain its paragraph IV certification pursuant to 21 C.F.R. § 314.94(a)(12)(v), as described more fully in the Settlement Agreement.
          7. All claims and counterclaims in these Litigations are hereby dismissed without prejudice.
          8. Except as provided in the Settlement Agreement, each side shall bear its own costs.
          9. This Court shall retain jurisdiction over Ranbaxy and Medicis for the purpose of enforcing the terms of this Consent Judgment and Permanent Injunction and over any matters related to or arising from the interpretation or enforcement of the Settlement Agreement or any legal or equitable claim concerning the Settlement Agreement.
IT IS SO ORDERED, DECREED AND ADJUDGED this ___ day of April, 2010 by:

The Honorable Joseph J. Farnan Jr.
United States District Judge Agreed to:
MORRIS, NICHOLS, ARSHT & TUNNELL LLP	POTTER ANDERSON & CORROON LLP

Jack B. Blumenfeld (#1014)	Richard L Horwitz (#2246)
Karen Jacobs Louden (#2881)	David E. Moore (#3983)
1201 North Market Street	Hercules Plaza, 6th Floor
Wilmington, DE 19899-1347	1313 North Market Street
(302) 658-9200	Wilmington, DE 19899
jblumenfeld@mnat.com	(302) 984-6000
klouden@mnat.com	rhorwitz@potteranderson.com dmoore@potteranderson.com
Attorneys for	Attorneys for Ranbaxy Inc. and

Medicis Pharmaceutical Corporation	Ranbaxy Laboratories Ltd.

OF COUNSEL:	OF COUNSEL:
Matthew D. Powers	Edgar H. Haug
WEIL, GOTSHAL & MANGES LLP	Brian J. Malkin
201 Redwood Shores Parkway	Angus Chen
Redwood Shores, CA 94065	FROMMER LAWRENCE & HAUG LLP
(650) 802-3000	745 Fifth Avenue
New York, NY 10151 (212) 588-0800
Elizabeth Stotland Weiswasser Jennifer H. Wu Danielle Rosenthal Caroline Simons Josephine Young WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000